                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE



                                  MAY 20, 1998




                TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:




                        THE PRINCE MANUFACTURING COMPANY




     I, Yvette Kane, Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct photocopy of Index and Docket Record which appear of record in this department



IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary's Office to be affixed, the day and year above written.





/s/
Secretary of the Commonwealth
DPOS



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                COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE
                               CORPORATION BUREAU

In compliance with the requirements or section 204 of the Business Corporation Law. act of May 3 1933 (P.L. 364) (15 P. S. 1204) the undersigned desiring to he incorporated as a business corporation hereby certifies certify that:

1.The name of the corporation is P. B. BOWMANSTOWN, INC.

2.The location and post office address of the initial registered office of the corporation in this Commonwealth is 123 South Broad Street, Philadelphia Pennsylvania 19109, c/o CT Corporation System, County of Philadelphia.

3 The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes: To manufacture sell, distribute and otherwise deal in and with chemicals, drugs, fertilizers, pigments, colorants, hardeners, micro-nutrients and related chemical products to grind mineral products and process ores.

4.The term for which the corporation is to exist is perpetual.

3.The aggregate number of shares which the corporation shall have authority to issue is: 100 shares of Common stock without par value (PA - 1343 12/4/73)

938 30144.42 A.-- 6

The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is (are):

  Name                      Address                 Number and class of shares
  ----                      -------                 --------------------------
Joseph A. VITA      277 Park Ave. N. Y.,  N.Y.               one (1)
FRANK Simmons       277 Park Ave. N. Y.,  N.Y.               one (1)

     IN TESTIMONY WHEREOF. the incorporator(s) has (have) signed and sealed these Articles of Incorporation this 23rd day of October

                                     (SEAL)

/s/
/s/
/s/

INSTRUCTIONS FOR COMPLETION OF FORM:

A. For general instructions relating to the incorporation of business corporations see 19 Pa Code Ch. 35 (relating to business corporations generally instructions relate to such matters as corporate name, stated purposes, term of existence authorized share structure and related authority of the board of directors. inclusion of names of first directors in the Articles of incorporation, optional provisions on cumulative voting for election of directors, etc

B. One or more corporations or natural persons of full age may incorporate a business corporation.

C. Optional provisions required or authorized bylaw may be added as Paragraphs 7,8, 9 . . etc.

D.   The following shall accompany this form:

     (1) Three copies of Form DSCB:BCL--206 (Registry Statement Domestic or Foreign Business Corporation).

     (2)  Any necessary copies of Form DSCB: 17.2 (Consent to Appropriation of
          Name) or Form DSCB: 17.3 (Consent to Use of Similar Name).


     (3)  Any necessary governmental approvals.

E. BCL 205 (15 Pa. S. 1205) requires that the Incorporators shall advertise their intention to file or the corporation shall advertise the filing of articles of incorporation. Proof of publication of such advertising should not be delivered to the Department. but should be filed with the minutes of this corporation.

                   Commonwealth of Pennsylvania 3-1-74.42 939
                               Department of State
                                  Office of the
                          Secretary of the Commonwealth

To all to whom these Presents shall come, Greeting:

     WHEREAS, Under the provisions of the Business Corporation Law, approved the 5th day of May, Anno Domini One thousand nine hundred and thirty-three, P. L. 364, as amended, the Department of State is authorized and required to issue a

                          CERTIFICATE OF INCORPORATION

evidencing the incorporation of a business corporation organized under the terms of that law.

     AND WHEREAS, The stipulations and conditions of that law have been fully complied with by the persons desiring to incorporate as

                             P. B. BOWMANSTOWN, INC.

     THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation, into a body politic and corporate in deed and in law by the name chosen hereinbefore specified, which shall exist Perpetually and shall be invested with and have and enjoy all the powers, privileges, and franchises incident to a business corporation and be subject to all the duties, requirements, and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.


                            GIVEN under my Hand and the Great Seal of
                                the Commonwealth, at the City of
                                Harrisburg,

                                this 28th day of October in
                                the year of our Lord one thousand nine
                                hundred and seventy--four and of the
                                Commonwealth the one hundred and
                                ninety-ninth.


                                    /s/
                                   Secretary of the Commonwealth

                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU


In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S. #1806), the undersigned corporation, desiring to amend its articles does hereby certify THAT


1.   The name of the corporation is:

     P.B. Bowmanstown, Inc.

2. The location of its registered office in this Commonwealth is (the Department of State Is hereby authorized to correct the following statement to conform to the records of the Department):

     123 South Broad Street                 c/o C T Corporation System
     Philadelphia                                   Pennsylvania    19108
      City                                                Zip Code

The statute by or under which it was incorporated is:

     Pennsylvania Business Corporation Law, Act of May 5, 1933

4.   The date of its incorporation is: October 28, 1974

5. (Check, and if appropriate, complete one of the following): The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

Place:                               Kind and period of notice


The amendment was adopted by a consent In writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the treasary of the corporation.

6.   At the time of the action of shareholders

     (a)  The total number of shares outstanding was:

                                    Three (3)


     (b)  The number of shares entitled to vote was:

         Three (3)
         (PA. -- 841 -- 12/~/73)

7.   In the action taken by the shareholders

     (a)  The number of shares voted in favor of the amendment

                                    Three (3)

     (b)  The number of shares voted against the amendment was:

                                      None

8.   The amendment adopted by the shareholders set forth in full is as follows:

     RESOLVED, that Paragraph No. 1 of the Articles of Incorporation of this Corporation be amended to read as follows:

1.   The name of the corporation is


                        THE PRINCE MANUFACTURING COMPANY

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 1ST day of November, 1974.

P.B. BOWMANSTOWN, INC. (name of corporation)

By:  /s/ Morris Bock
     -----------------------------
Moris Bock (signature)
Vice President (title: president, vice president, etc.)

ATTEST:
/s/  J.C. Bendheim (signature)
-----------------------------
Asst Secretary (title:  secretary, assistant secretary, etc.)

INSTRUCTIONS FOR COMPLETION OF FORM

A. Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of Name) or Form DSCB:17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

B.   Any necessary governmental approvals shall accompany this form.

C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

F. BCL 1807 (15 P. S. #1807) requires that the corporation shall advertise its intention to file filing of Articles of Amendment. Proofs of publication of such advertise should not delivered to the Department, but should be filed with the minutes of the corporation.

                          Commonwealth of Pennsylvania

                               Department of State

               To All To Whom These Presents Shall Come, Greeting:

     Whereas, in and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty- three,
P. L. 364, as amended, the Department of State is authorized and required to issue a


                            CERTIFICATE OF AMENDMENT

evidencing the amendment of the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and

     Whereas the stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

                  P.  B. BOWMANSTOWN, INC.
                  name changed to
                  THE PRINCE MANUFACTURING COMPANY

     Therefore, Know Ye, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be Sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above; in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.


     Given under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 7th day of November in the year of our Lord one thousand nine hundred seventy-four and of the Commonwealth the one hundred and ninety-ninth.

/s/

                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE


In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (13 P. S. *1806), the undersigned corporation desiring to amend its Articles, does hereby certify chat:

I.   The name of the corporation is:

               THE PRINCE MANUFACTURING COMPANY

2. The location of its registered office In this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department): 123 South Broad Street, c/o C T Corporation System, Philadelphia, Pennsylvania 19108

3. The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law, Act of May 5, 1933

4.   The date of its incorporation is: October 28, 1974

5.   (Check, and if appropriate, complete one of the following):


     The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

       Time: The                 day of
       Place:
       Kind and period of notice


     X The amendment was adopted by a consent in writing. setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.   At the time of the action of shareholders:

     (a)  The total number of shares outstanding was:

                                    Three(3)


     (b)  The number of shares entitled to vote was:

                                    Three (3)

          (PA. -- 841 -- 12/5/73)

7.   The action taken by the shareholders:


     (a)  The number of shares voted in favor of the amendment

                                    Three (3)

     (b)  The number of shares voted against the amendment

                                      None


8.   The amendment adopted by the shareholders set forth in full is as follows:


             RESOLVED, that Article 5 of the Articles of Incorporation of this Corporation be amended to read as follows:

                [See Rider annexed hereto and made a part hereof]





     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal duly attested by another such officer, to be hereunto affixed this 29th day of May, 1975

THE PRINCE MANUFACTURING COMPANY
By:  /s/ C. H. Bendheim
     ----------------------------
President

ATTEST:
/s/ Morris Bock
---------------------------------
Secretary

INSTRUCTIONS FOR COMPLETION OF FORM

A. Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of Name) or Form DSCB:17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

B. Any necessary governmental approvals shall accompany this form.

C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

F. BCL 1807 (15 P. S. 11807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not delivered to the Department, but should be filed with the minutes of the corporation.

                                    RIDER TO
                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF

                        THE PRINCE MANUFACTURING COMPANY

                                  ARTICLE FIVE

     Paragraph 1: The aggregate number of shares which the corporation is authorized to issue is eleven thousand (11,000) divided into two (2) classes. The designation of each class, the number of shares of each class, and the par value, it any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

                                                      Par Value Per Share Or
                 Series           No. of              Statement that Shares Are
Class            (If Any)         Shares              Without Par Value

Common             --               1,000                Without par value
Preferred          --              10,000                Par Value $.50

     Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

     (a) Dividends. The holders of preferred shares shall be entitled to receive, out of the surplus of the corporation, or out of the net earnings of the corporation, when and as declared by the Board of Directors of the Corporation, dividends at the rate of, but not exceeding, 6% per annum, from the date of the issuance of the preferred shares, payable quarterly on such dates as shall be determined by the Board of Directors of the corporation, in priority to any dividends on the common shares of the corporation. Such dividends, at the rate of 6% per annum, on the preferred shares shall be non-cumulative. No dividend shall be paid or set apart for payment on the common shares of the corporation in any fiscal year, unless and until full dividends on the preferred shares for the current year either shall have been paid or set apart for payment.

     (b) Voting Rights. The preferred shares and the common shares shall have full voting rights, each preferred share and each common share to entitle the holder thereof to one vote.

     (c) Rights Upon Dissolution. Upon the dissolution of the corporation or upon its liquidation, or upon any distribution of its assets by way of return of capital, the holders of preferred shares shall be entitled to receive and be paid, the sum of $00.50 for each of such preferred shares held by them, and in each case before anything shall be paid to or on account of the common shares of the corporation. The consolidation or merger of the corporation with any other corporation or corporations shall not be deemed a dissolution, liquidation, or distribution of assets of the corporation within the meaning of this paragraph.

     (d) Limitation. Except as herein provided, the preferred shares shall not be entitled to participate in the earnings or the assets of the corporation.

     (e) Common Shares. After full dividends on the preferred shares at the rate of 6% per annum for the current and all preceding dividend periods of the current fiscal year shall have been paid or set apart for payment, the holders of common shares shall be entitled to receive dividends from the remaining surplus of the corporation, when and as such dividends shall be declared by the Board of Directors. Upon the dissolution of the corporation or upon its liquidation, or upon any distribution of its assets by way of return of capital, after payment in full to the holders of preferred shares of the corporation of the sums which such holders are in such case entitled to receive, the holders of common shares shall be entitled to receive and be paid all the remaining assets of the corporation.

     (f) Preemptive Rights. No holder of shares in this corporation of any class shall have any preemptive or preferential right of subscription to any shares of any class of the corporation.

                          Commonwealth of Pennsylvania

                               Department of State
               To All To Whom These Presents Shall Come, Greeting:

     Whereas In and by Article VIII of the Business Corporation Law. approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three. P.
L. .364, as amended, the Department of State is authorized and required to issue a


                            CERTIFICATE OF AMENDMENT

evidencing the amendment of the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and


     Whereas, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

                        THE PRINCE MANUFACTURING COMPANY

     Therefore Know Ye, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be Sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.



                                      Given under my Hand and the Great Seal of
                                        the Commonwealth, at the City of
                                        Harrisburg, this 2nd day of June in the
                                        year of our Lord one thousand nine
                                        hundred and seventy-five and of the
                                        Commonwealth the one hundred and
                                        ninety-ninth.


                                       /s/
                                       Secretary of the Commonwealth

Microfilm Number 9119 186
Filed with the Department of State                                   Sep 17 1990

Entity Number 606356


                STATEMENT OF CHANGE OF REGISTERED OFFICE BY AGENT




     In compliance with the requirements of 15 Pa. C.S. 108 (relating to change in location or status of registered office provided by agent), the undersigned person who maintains the registered office of an association and who desires to change the following with respect to such agency hereby states that:

1.   The name of the association represented by the undersigned person is:

     THE PRINCE MANUFACTURING COMPANY


2. The address of the present registered office in this Commonwealth of the above named association is: 123 South Broad Street Philadelphia, PA 19109

3. (If the registered office address is to be changed, complete the following):

     The address in the same county to which the registered office In this Commonwealth of the above named association is to be changed is: 1635 Market Street, Philadelphia, PA 19103

4. The name of the person in care of the foregoing office is: C T CORPORATION SYSTEM

     The person named immediately above in this paragraph has been designated in fact as the agent in care of the registered office in the Commonwealth of Pennsylvania of the corporation named in paragraph 2 of this statement.

5.   (Check one or more of the following, as appropriate):

     This statement reflects a change In name of the agent.

X The change in registered office set forth in this statement reflects the removal of the place of business of the agent to a new location within the county.

     The status of the agent as the provider of the registered office of the above named association has been terminated.

     IN TESTIMONY WHEREOF, the undersigned person has caused this statement to be signed this 10th of September 1990.

                                        CT Corporation System
                                        By: /s/ Donald Grella
                                            ---------------------
                                        Assistant Secretary

                          COMMONWEALTH OF PENNSYLVANIA

                               DEPARTMENT OF STATE


                                  MAY 20, 1998



                TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:



                        THE PRINCE MANUFACTURING COMPANY




     I. Yvette Kane, Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct photocopy of Articles of Incorporation and all Amendments which appear of record in this department



                                        IN TESTIMONY WHEREOF, I have hereunto
                                        set my hand and caused the Seal of the
                                        Secretary's Office to be affixed, the
                                        day and year above written.




                              Secretary of the Commonwealth